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                                      Exhibit 21





                                REDWOOD EMPIRE BANCORP

                                 List of Subsidiaries



The Company has the following subsidiaries, all of which are included in the Company's Consolidated Financial Statements:


                                                                  PERCENTAGE OF
                                                  ORGANIZED     VOTING SECURITES
                                                  UNDER THE        OWNED BY
     NAME                                         LAWS OF       IMMEDIATE PARENT
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Redwood Empire Bancorp                            California          100.00%

  Allied Bank, F.S.B.                             United States       100.00%

       Allied Diversified Credit  (Inactive)      California          100.00%

  National Bank of the Redwoods                   United States       100.00%

       NBR Mortgage and Investment Company        California          100.00%

       Redwood Empire Datacorp                    California          100.00%